Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

	STATE OF	PERCENTAGE
LEGAL NAME	INCORPORATION	OWNED
MERCANTILE BANKSHARES CORPORATION	Maryland
Annapolis Banking and Trust Company, The	Maryland	100
A B & T Holdings & Investments, Inc.	Delaware	100
Annapolis Mortgage Company	Maryland	100
Baltimore Trust Company	Delaware	100
Bank of Southern Maryland	Maryland	100
B S M Holdings & Investments, Inc.	Delaware	100
Calvert Bank and Trust Company	Maryland	100
C B & T Holdings & Investments, Inc.	Delaware	100
Chestertown Bank of Maryland, The	Maryland	100
C B M Holdings & Investments, Inc.	Delaware	100
Citizens National Bank, The	Maryland	100
C N B Holdings & Investments, Inc.	Delaware	100
C N B Realty Holdings, Inc.	Maryland	100
County Banking and Trust Company	Maryland	100
Farmers & Mechanics Bank	Maryland	100
Keller Stonebraker Insurance, Inc.	Maryland	100
Key Holdings, Inc.	Maryland	100
Key Management, Inc.	Maryland	100
Potomac Basin Group Associates	Maryland	100
Farmers and Merchants Bank-Eastern Shore	Virginia	100
Property Acquisition Corporation	Virginia	100
Fidelity Bank, The	Maryland	100
FB Holdings & Investments, Inc.	Delaware	100
First National Bank of St. Mary’s at Leonardtown, The	Maryland	100
FNBSM Holdings & Investments, Inc.	Delaware	100
Forest Hill State Bank, The	Maryland	100
FHSB Holdings & Investments, Inc.	Delaware	100
Marshall National Bank and Trust Company	Virginia	100
MBC Agency, Inc.	Maryland	100
Mercantile Life Insurance Company	Arizona	100
MBC Financial Corporation	Maryland	100
MBC Realty, LLC	Maryland	100
Mercantile/Colorado, LLC	Delaware	100

continued

Exhibit 21

(Continued)

SUBSIDIARIES OF THE REGISTRANT

	STATE OF	PERCENTAGE
LEGAL NAME	INCORPORATION	OWNED
Mercantile-Safe Deposit and Trust Company	Maryland	100
MBC Leasing Corp.	Maryland	100
Mercantile Agency, Inc.	Maryland	100
Mercantile Capital Advisors, Inc.	Maryland	100
Mercantile/Cleveland, LLC	Delaware	100
Boyd Watterson Asset Management, LLC	Ohio	100
Mercantile/Peremel, LLC	Delaware	100
Peremel & Co	Maryland	100
Mercantile Securities, Inc.	Maryland	100
MSD&T Holdings & Investments, Inc.	Delaware	100
MSD&T LPC, Inc.	Delaware	100
MPA York, Inc.	Maryland	100
Mercantile Mortgage Corporation	Maryland	100
Dewland Corp.	Maryland	100
L. G. & M. Corporation	Delaware	100
Columbia National Real Estate Finance, LLC	Delaware	60
Mercantile Mortgage, LLC	Maryland	49.9
17 F Hamill Road, LLC	Maryland	100
7050 Oakland Mills Road Corporation	Maryland	100
Orange Central Corporation	Maryland	100
National Bank of Fredericksburg, The	Virginia	100
Labrador Holdings, Inc.	Virginia	100
Peninsula Bank	Maryland	100
PB Holdings & Investments, Inc.	Delaware	100
Peoples Bank of Maryland, The	Maryland	100
P B M Holdings & Investments, Inc.	Delaware	100
Potomac Valley Bank	Maryland	100
P V B Holdings & Investments, Inc.	Delaware	100
Saint Michaels Bank	Maryland	100
S M B Holdings & Investments, Inc.	Delaware	100
Westminster Union Bank	Maryland	100
W B & T Holdings & Investments, Inc.	Delaware	100